UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 30, 2006

EARTHWORKS ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15599	22-2442288
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6467 Zuma View Place, Suite 160, Malibu, CA 90265
(Address of principal executive offices)

(310) 589-0227
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 30, 2006 Earthworks was notified by its independent accountant that Earthworks’ financial statements for the year ended September 30, 2005 must be restated due to an error in accounting for the cost of raising capital by Earthworks’ subsidiary, Z-Force Enterprises, LLC. As originally reported, the costs of raising capital were erroneously recorded as an expense. In the restatement, the costs will be recorded as a reduction of the members’ capital in Z-Force Enterprises, LLC.

The effect of the restatement on Earthworks’ financial statements for the year ended September 30, 2005 is reported below:

	As Reported	As Restated
Income Statement
Net Loss	($2,510,206)	($2,362,770)
Balance Sheet
Accumulated Deficit	($17,582,638)	($17,435,202)
Minority Interest	552,676	583,400
Members’ Capital	1,367,660	1,189,500

Because of the accounting error described above, the financial statements contained in the Annual Report on Form 10-KSB for the year ended September 30, 2005 should not be relied upon. Earthworks will file an amendment to the Annual Report containing restated financial statements that correct the error.

Earthworks has requested Rosenberg Rich Baker Berman & Co., its independent accountant, to furnish a letter addressed to the Securities and Exchange Commission stating whether or not the firm agrees with the statements in this 8-K. A copy of that letter is filed as exhibit 7 to this 8-K.

Item 9.01	Financial Statements and Exhibits
Exhibits
7.	Letter from Rosenberg Rich Baker Berman & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHWORKS ENTERTAINMENT, INC.

Dated: July 10, 2006	By:	/s/ Peter Keefe
Peter Keefe
Chief Executive Officer